Exhibit 5.1

Reed Smith LLP 2850 N. Harwood Street Suite 1500 Dallas, TX 75201 +1 469 680 4200 Fax +1 469 680 4299 reedsmith.com

April 17, 2026

Nakamoto Inc.

300 10th Ave South

Nashville, TN 37203

Re:	Nakamoto Inc.

Ladies and Gentlemen:

We have acted as counsel to Nakamoto Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (A) the offer and resale by the selling stockholders identified in the Registration Statement, or their permitted transferees (the “Selling Stockholders”), of up to (i) 264,444,723 shares (the “PIPE Shares”) of common stock, par value $0.001 per share (“Common Stock”) issued to the investors of the PIPE Offering (as defined below), (ii) 61,704,975 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants to purchase shares of Common Stock with an exercise price per share equal to $0.001 (the “Pre-Funded Warrants”) issued to the investors of the PIPE Offering, (iii) 72,095,798 shares of Common Stock previously issued upon exercise of Pre-Funded Warrants (the “Exercised Pre-Funded Warrant Shares”), (iv) 3,135,207 shares of Common Stock offered pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act (the “4(a)(2) Shares”), (v) 11,897,088 shares of Common Stock issued to advisors of the Company pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act (the “Advisor Shares”) and (vi) 77,010 shares of Common Stock previously issued to those certain Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act or Regulation D or Rule 701 promulgated thereunder (the “Service Provider Shares”), and (B) the offer and sale by the Company of (i) 384,936 shares of Common Stock (“Tradable Warrant Shares”) to be issued upon the exercise of tradable warrants of the Company (the “Tradable Warrants”), with each Tradable Warrant having the right to purchase one share of Common Stock at an exercise price per share of $6.33, included in the units of the Company (the “IPO Units”) offered, issued and sold in connection with the IPO (as defined below), and (ii) 101,783 shares of Common Stock (“Non-Tradable Warrant Shares”) to be issued upon the exercise of tradable warrants of the Company (the “Non-Tradable Warrants”), with each Non-Tradable Warrant having the right to purchase one-half of one share of Common Stock at an exercise price per one-half of one share of $6.33, included in the IPO Units offered, issued and sold in connection with the IPO.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The PIPE Shares and Pre-Funded Warrants were issued on August 14, 2025, pursuant to certain Subscription Agreements (collectively, the “Subscription Agreements”), dated May 12, 2025, in a private placement offering (the “PIPE Offering”). The 4(a)(2) Shares were issued pursuant to Section 4(a)(2) of the Securities Act. The Advisor Shares were previously issued to certain individuals and entities providing services for the Company pursuant to Section 4(a)(2) of the Securities Act. The Service Provider Shares were issued pursuant to Section 4(a)(2) of the Securities Act or Regulation D or Rule 701 promulgated thereunder in 2022 and 2023. The Tradable Warrants and Non-Tradable Warrants were issued in connection with the offer and sale of units of the Company at the Company’s initial public offering consummated on June 3, 2024 (the “IPO”).

ABU DHABI ♦ ASTANA ♦ ATHENS ♦ ATLANTA ♦ AUSTIN ♦ BOSTON ♦ BRUSSELS ♦ CENTURY CITY ♦ CHICAGO ♦ DALLAS ♦ DENVER ♦ DUBAI ♦ FRANKFURT HONG KONG ♦ HOUSTON ♦ LONDON ♦ LOS ANGELES ♦ MIAMI ♦ MUNICH ♦ NEW YORK ♦ ORANGE COUNTY ♦ PARIS ♦ PHILADELPHIA ♦ PITTSBURGH

PRINCETON ♦ RICHMOND ♦ RIYADH ♦ SAN FRANCISCO ♦ SHANGHAI ♦ SILICON VALLEY ♦ SINGAPORE ♦ TYSONS ♦ WASHINGTON, D.C. ♦ WILMINGTON

April 17, 2026 Page 2

We have reviewed originals or copies of (a) the Registration Statement, (b) the Prospectus, (c) the Subscription Agreements, (d) the certificate of incorporation and bylaws of the Company, as amended through the date hereof, (e) the form of Pre-Funded Warrant, (f) the form of Tradeable Warrant, (g) the form of Non-Tradeable Warrant, and (h) certain resolutions of the board of directors of the Company or committees thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable as a basis for the opinions set forth below.

In rendering the opinions set forth below, we have assumed, with your permission and without independent verification or investigation: (i) that all signatures on documents we have examined in connection herewith are genuine and that all items submitted to us as original are authentic and all items submitted to us as copies conform with originals; (ii) except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion; and (iii) that as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

Based upon our examination mentioned above, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.	The PIPE Shares are validly issued, fully paid, and nonassessable.

2.	The Pre-Funded Warrant Shares were duly authorized, and when issued upon exercise of the Pre-Funded Warrants against payment therefor in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid, and non-assessable.

3.	The Exercised Pre-Funded Warrant Shares are validly issued, fully paid, and non-assessable.

4.	The 4(a)(2) Shares are validly issued, fully paid, and non-assessable.

5.	The Advisor Shares are validly issued, fully paid, and non-assessable.

6.	The Service Provider Shares are validly issued, fully paid, and non-assessable.

7.	The Tradable Warrant Shares were duly authorized, and when issued upon exercise of the Tradable Warrants against payment therefor in accordance with the terms of the Tradable Warrants, will be validly issued, fully paid, and non-assessable.

8.	The Non-Tradable Warrant Shares were duly authorized, and when issued upon exercise of the Non-Tradable Warrants against payment therefor in accordance with the terms of the Non-Tradable Warrants, will be validly issued, fully paid, and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date. We expressly disclaim any obligation to update our opinions herein, regardless of whether changes in the facts or laws upon which this opinion are based come to our attention after the date hereof.

April 17, 2026 Page 3

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Reed Smith LLP
REED SMITH LLP